Exhibit 99.1

Curtiss-Wright Reports Third Quarter 2018 Financial Results; Raises Full-Year Operating Margin, EPS and Free Cash Flow Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--October 30, 2018--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2018.

Beginning in the second quarter of 2018, the Company elected to change the presentation of its financials and guidance to include an Adjusted (non-GAAP) view that excludes first year purchase accounting costs associated with its acquisitions.

Third Quarter 2018 Highlights

  Reported diluted earnings per share (EPS) of $1.68, with Adjusted diluted EPS of $1.70, up 19% compared with the prior year;
  Net sales of $595 million, up 5%, including 2% organic growth (defined below);
  Reported operating income of $97 million, with Adjusted operating income of $98 million, up 6%;
  Reported operating margin of 16.3%, with Adjusted operating margin of 16.5%, up 20 basis points;
  Free cash flow of $62 million, down 31%;
  New orders of $514 million, down 1%; and
  Share repurchases of approximately $33 million.

Full-Year 2018 Business Outlook

  Full-year 2018 Adjusted guidance reflects higher sales (now up 7-9%), operating income (up 11-14%), operating margin of 15.3% to 15.5% (now up 60-80 bps) and diluted EPS (now up 23-26%), compared with Adjusted 2017 financial results;
  Increased full-year 2018 Adjusted diluted EPS guidance by $0.10 to new range of $6.10 to $6.25, compared with prior range of $6.00 to $6.15, reflecting improved profitability in the Defense and Power segments, as well as expectations for a lower tax rate and share count; and
  Increased Reported free cash flow by $10 million to new range of $260 to $280 million and Adjusted free cash flow to a new range of $310 to $330 million, which excludes a $50 million voluntary pension contribution made in the first quarter of 2018.

“Our third quarter results exceeded our expectations, as we generated solid 5% top-line growth, led by a better than expected performance in the Power segment,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation. “As a result, we delivered a strong Adjusted operating margin of 16.5% and Adjusted diluted EPS of $1.70.”

“We remain on track for a solid operational performance in 2018 which includes higher sales in all end markets, double-digit growth in operating income, strong margin expansion and solid free cash flow generation. Based on the solid year-to-date results and outlook for the remainder of 2018, we have increased our full-year Adjusted diluted EPS guidance to a new range of $6.10 to $6.25. In addition, we have raised our full-year Adjusted free cash flow guidance to a new range of $310 to $330 million. We look forward to continuing to deliver solid profitability and free cash flow in order to enhance shareholder value.”

Third Quarter 2018 Operating Results

(In millions)	3Q-2018	3Q-2017	Change
Sales	$ 595.4	$ 567.9	5%
Reported operating income	$ 97.0	$ 92.4	5%
Adjustments (1)	1.3	-	-
Adjusted operating income	$ 98.3	$ 92.4	6%
Adjusted operating margin	16.5%	16.3%	20 bps
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Sales of $595 million up $27 million, or 5%, compared with the prior year (2% organic, 3% acquisitions);
  Higher organic revenues were principally driven by strong power generation and general industrial sales, partially offset by lower defense and commercial aerospace revenues;
  From an end market perspective, total sales to the defense markets increased 4%, principally associated with the acquisition of Dresser-Rand’s government business (“DRG”), while total sales to the commercial markets increased 5%, most of which was organic, compared with the prior year. Please refer to the accompanying tables for a breakdown of sales by end market;
  Reported operating income was $97 million, with Reported operating margin of 16.3%;
  Adjusted operating income of $98 million, up $6 million, or 6%, compared with the prior year, principally reflects higher power generation revenues in the Power segment, most notably due to the China Direct AP1000 program, as well as the benefits of our DRG acquisition;
  Adjusted operating margin of 16.5%, up 20 basis points compared with the prior year, was primarily driven by higher revenues and favorable overhead absorption in the Power segment, as well as the benefits of our ongoing margin improvement initiatives; and
  Non-segment expenses of $10 million increased by $4 million compared with the prior year, primarily due to higher pension costs.

Net Earnings and Diluted EPS

(In millions, except EPS)	3Q-2018	3Q-2017	Change
Reported net earnings	$74.5	$63.9	16%
Adjustments (1)	1.3	-	-
Tax impact on Adjustments (1)	(0.3)	-	-
Adjusted net earnings	$75.5	$63.9	18%
Reported diluted EPS	$1.68	$1.43	17%
Adjustments (1)	$0.03	-	-
Tax impact on Adjustments (1)	($0.01)	-	-
Adjusted diluted EPS	$1.70	$1.43	19%
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Reported net earnings of $74 million and reported diluted EPS of $1.68;
  Adjusted net earnings of $75 million, up $12 million, or 18%, compared with the prior year, reflecting higher operating income, lower interest expense and a lower tax rate;
  Adjusted diluted earnings per share of $1.70, up $0.27, or 19%, compared with the prior year, reflecting higher operating income, lower interest expense and a lower tax rate, as well as a slightly lower share count; and
  The effective tax rate (ETR) for the third quarter was 19.9%, a decrease from 26.0% in the prior year quarter, primarily driven by the current period reduction of the U.S. corporate income tax rate from 35% to 21% associated with the 2017 Tax Cuts and Jobs Act (TCJA).

Free Cash Flow

(In millions)	3Q-2018	3Q-2017	Change
Net cash provided by operating activities	$72.3	$101.4	(29%)
Capital expenditures	(10.4)	(11.6)	10%
Free cash flow	$61.9	$89.8	(31%)
Adjusted free cash flow	$61.9	$89.8	(31%)

  Free cash flow of $62 million, defined as cash flow from operations less capital expenditures, decreased $28 million compared with the prior year, as higher earnings were more than offset by the timing of collections; and
  Capital expenditures decreased by $1 million to $10 million compared with the prior year period, due to higher capital investments in the prior year period.

New Orders and Backlog

  New orders of $514 million, were down 1% compared with the prior year, as solid growth in naval defense orders, including the contribution from the DRG acquisition, were more than offset by lower commercial orders, most notably in the power generation market;
  Year-to-date, new orders of $1.8 billion are up 6% compared with the prior year; and
  Backlog of $2.0 billion was flat with December 31, 2017.

Other Items – Share Repurchase

  During the third quarter, the Company repurchased 250,394 shares of its common stock for approximately $33 million; and
  Year-to-date, the Company repurchased 611,665 shares for approximately $79 million.

Third Quarter 2018 Segment Performance

Commercial/Industrial

(In millions)	3Q-2018	3Q-2017	Change
Sales	$ 295.2	$ 293.9	0%
Reported operating income	$ 44.8	$ 46.7	(4%)
Reported operating margin	15.2%	15.9%	(70 bps)

  Sales of $295 million were nearly flat compared with the prior year (1% organic, 1% unfavorable foreign currency translation);
  Lower aerospace and naval defense market sales reflect lower sales of sensors on various fighter jet programs and lower sales of valves on the CVN-80 Ford class aircraft carrier program, respectively;
  Commercial aerospace market sales were down slightly, as higher sales of sensors and controls products were more than offset by lower revenues resulting from FAA directives, which are winding down;
  General industrial market sales growth was driven by solid demand for industrial valves and industrial controls products, and surface treatment services;
  Reported operating income of $45 million, down $2 million, or 4%, compared with the prior year ((5%) organic, 1% favorable foreign currency translation); and
  Reported operating margin decreased 70 basis points to 15.2%, reflecting unfavorable mix and lower profitability for sensors and controls products, which more than offset the benefits of our ongoing margin improvement initiatives.

Defense

(In millions)	3Q-2018	3Q-2017	Change
Sales	$ 138.4	$ 141.9	(3%)
Reported operating income	$ 33.6	$ 33.6	0%
Reported operating margin	24.3%	23.7%	60 bps

  Sales of $138 million, down $4 million, or 3%, compared with the prior year ((2%) organic, 1% unfavorable foreign currency translation);
  Sales in the aerospace defense market were flat, as higher sales of flight test equipment on fighter jet and bomber programs were offset by lower sales of embedded computing equipment on helicopter and unmanned aerial vehicle (UAV) platforms;
  Lower ground defense market sales principally reflect reduced sales of embedded computing equipment on various domestic and international programs; and
  Reported operating income of $34 million was flat compared with the prior year, while reported operating margin increased 60 basis points to 24.3%, as unfavorable absorption was offset by favorable foreign currency translation.

Power

(In millions)	3Q-2018	3Q-2017	Change
Sales	$ 161.8	$ 132.0	23%
Reported operating income	$ 28.2	$ 17.8	59%
Adjustments (1)	1.3	-	-
Adjusted operating income	$ 29.5	$ 17.8	66%
Adjusted operating margin	18.2%	13.5%	470 bps
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Sales of $162 million, up $30 million, or 23%, compared with the prior year (15% acquisition, 8% organic);
  Strong naval defense market sales were driven by higher CVN-80 aircraft carrier revenues and solid DRG service center revenues;
  Strong power generation market sales reflect higher revenues on the China Direct AP1000 program, which more than offset lower revenues on the domestic AP1000 program, as well as improved domestic aftermarket sales supporting currently operating nuclear reactors;
  Reported operating income was $28 million, with Reported operating margin of 17.5%; and
  Adjusted operating income of $30 million, up $12 million, or 66%, compared with the prior year, while Adjusted operating margin increased 470 basis points to 18.2%, reflecting higher sales and improved profitability on the China Direct AP1000 program.

Full-Year 2018 Guidance

The Company is updating its full-year 2018 financial guidance as follows:

(In millions, except EPS)	Prior Reported Guidance (GAAP)	Change in Acquisition Valuation Estimates(1)	3Q Change Operational Performance	Updated Reported Guidance (GAAP)	Adjustments (Non- GAAP)(1)	Current Adjusted Guidance (Non-GAAP)
Total Sales	$2,445 - $2,485	-	($15)	$2,430 - $2,470	-	$2,430 - $2,470
Operating Income	$357 - $367	$6	-	$363 - $373	$8 (prev. $14)	$371 - $382
Operating Margin	14.6% - 14.8%	20 bps	10 bps	14.9% - 15.1%	40 bps (prev. 60 bps)	15.3% - 15.5%
Interest Expense	($35 - $36)	-	-	($35 - $36)	-	($35 - $36)
Effective Tax Rate	24.0%	-	(1.0%)	23.0%	-	23.0%
Diluted EPS	$5.75 - $5.90	$0.11	$0.10	$5.96 - $6.11	$0.14 (prev. $0.25)	$6.10 - $6.25
Diluted Shares Outstanding	44.6	-	(0.1)	44.5	-	44.5
Free Cash Flow	$250 - $270	-	$10	$260 - $280	$50	$310 - $330
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

Notes:

  Full-year 2018 Adjusted guidance reflects higher sales (now up 7-9%), operating income (up 11-14%), operating margin of 15.3% to 15.5% (now up 60-80 bps) and diluted EPS (now up 23-26%), compared with Adjusted 2017 financial results;
  Revised full-year 2018 Adjusted diluted EPS guidance to new range of $6.10 to $6.25, compared with prior range of $6.00 to $6.15; reflecting improved profitability in the Defense and Power segments, reduced profitability in the Commercial/Industrial segment, and higher corporate costs, as well as expectations for a lower effective tax rate and share count;
  Full-year 2018 Adjusted operating income guidance includes revised assumptions for first year acquisition-related purchase accounting costs following a $6 million true-up in DRG’s inventory step up valuation, which reduced the full-year, non-GAAP adjustment from $14 million to $8 million, and shifted $6 million into core operating performance;
  Full-year 2018 Adjusted diluted EPS guidance also reflects change in inventory valuation, which reduced the full-year, non-GAAP adjustment from $0.25 to $0.14, and shifted $0.11 into core operating performance; and
  Increased Reported free cash flow by $10 million to new range of $260 to $280 million and Adjusted free cash flow range of $310 to $330 million, which excludes a $50 million voluntary pension contribution made in the first quarter of 2018.
  A more detailed breakdown of the Company’s 2018 guidance by segment and by market can be found in the accompanying schedules.

Conference Call & Webcast Information

The Company will host a conference call to discuss third quarter 2018 financial results at 9:00 a.m. EDT on Wednesday, October 31, 2018. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2018	2017	$	%	2018	2017	$	%
Product sales	$495,197	$468,073	$27,124	6%	$1,451,560	$1,351,076	$100,484	7%
Service sales	100,196	99,828	368	0%	311,653	308,069	3,584	1%
Total net sales	595,393	567,901	27,492	5%	1,763,213	1,659,145	104,068	6%

Cost of product sales	312,702	294,907	17,795	6%	936,197	887,311	48,886	6%
Cost of service sales	60,173	65,498	(5,325)	(8%)	196,807	202,393	(5,586)	(3%)
Total cost of sales	372,875	360,405	12,470	3%	1,133,004	1,089,704	43,300	4%

Gross profit	222,518	207,496	15,022	7%	630,209	569,441	60,768	11%

Research and development expenses	14,239	14,826	(587)	(4%)	45,234	46,205	(971)	(2%)
Selling expenses	30,361	29,252	1,109	4%	94,546	87,765	6,781	8%
General and administrative expenses	80,871	71,004	9,867	14%	226,808	215,633	11,175	5%

Operating income	97,047	92,414	4,633	5%	263,621	219,838	43,783	20%

Interest expense	7,949	10,457	(2,508)	(24%)	25,719	31,584	(5,865)	(19%)
Other income, net	3,843	4,457	(614)	(14%)	12,497	12,033	464	4%

Earnings before income taxes	92,941	86,414	6,527	8%	250,399	200,287	50,112	25%
Provision for income taxes	(18,458)	(22,470)	4,012	(18%)	(57,485)	(53,146)	(4,339)	8%
Net earnings	$74,483	$63,944	$10,539	16%	$192,914	$147,141	$45,773	31%

Net earnings per share:
Basic earnings per share	$1.70	$1.45			$4.38	$3.33
Diluted earnings per share	$1.68	$1.43			$4.33	$3.29

Dividends per share	$0.15	$0.15			$0.45	$0.41

Weighted average shares outstanding:
Basic	43,892	44,137			44,060	44,196
Diluted	44,334	44,686			44,513	44,782

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,	Change
	2018	2017	%
Assets
Current assets:
Cash and cash equivalents	$245,917	$475,120	(48%)
Receivables, net	615,398	494,923	24%
Inventories, net	429,267	378,866	13%
Other current assets	55,752	52,951	5%
Total current assets	1,346,334	1,401,860	(4%)
Property, plant, and equipment, net	369,996	390,235	(5%)
Goodwill	1,097,268	1,096,329	0%
Other intangible assets, net	442,295	329,668	34%
Other assets	20,178	18,229	11%
Total assets	$3,276,071	$3,236,321	1%

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$1,023	$150	582%
Accounts payable	176,350	185,176	(5%)
Accrued expenses	141,849	150,406	(6%)
Income taxes payable	5,787	4,564	27%
Deferred revenue	223,686	214,891	4%
Other current liabilities	48,747	35,810	36%
Total current liabilities	597,442	590,997	1%
Long-term debt	812,731	813,989	0%
Deferred tax liabilities, net	56,862	49,360	15%
Accrued pension and other postretirement benefit costs	63,141	121,043	(48%)
Long-term portion of environmental reserves	15,087	14,546	4%
Other liabilities	109,531	118,586	(8%)
Total liabilities	1,654,794	1,708,521	(3%)

Stockholders' equity
Common stock, $1 par value	49,187	49,187	0%
Additional paid in capital	123,193	120,609	2%
Retained earnings	2,115,166	1,944,324	9%
Accumulated other comprehensive loss	(238,288)	(216,840)	(10%)
Less: cost of treasury stock	(427,981)	(369,480)	(16%)
Total stockholders' equity	1,621,277	1,527,800	6%

Total liabilities and stockholders' equity	$3,276,071	$3,236,321	1%

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
			Change				Change
	2018	2017	%		2018	2017	%
Sales:
Commercial/Industrial	$295,239	$293,939	0%		$904,343	$864,360	5%
Defense	138,372	141,945	(3%)		403,450	382,968	5%
Power	161,782	132,017	23%		455,420	411,817	11%

Total sales	$595,393	$567,901	5%		$1,763,213	$1,659,145	6%

Operating income (expense):
Commercial/Industrial	$44,786	$46,702	(4%)		$135,747	$120,874	12%
Defense	33,615	33,575	0%		91,984	65,800	40%
Power	28,249	17,771	59%		62,792	57,191	10%

Total segments	$106,650	$98,048	9%		$290,523	$243,865	19%
Corporate and other	(9,603)	(5,634)	(70%)		(26,902)	(24,027)	(12%)

Total operating income	$97,047	$92,414	5%		$263,621	$219,838	20%

Operating margins:
Commercial/Industrial	15.2%	15.9%	(70	bps)	15.0%	14.0%	100	bps
Defense	24.3%	23.7%	60	bps	22.8%	17.2%	560	bps
Power	17.5%	13.5%	400	bps	13.8%	13.9%	(10	bps)
Total Curtiss-Wright	16.3%	16.3%	0	bps	15.0%	13.3%	170	bps

Segment margins	17.9%	17.3%	60	bps	16.5%	14.7%	180	bps

SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Change			Change
	2018	2017	%	2018	2017	%
Defense markets:
Aerospace	$91,919	$93,005	(1%)	$266,128	$247,666	7%
Ground	24,798	27,820	(11%)	67,081	65,071	3%
Naval	115,142	102,617	12%	349,928	293,635	19%
Other	5,807	5,072	14%	13,811	18,077	(24%)
Total Defense	$237,666	$228,514	4%	$696,948	$624,449	12%

Commercial markets:
Aerospace	$101,872	$104,961	(3%)	$305,893	$303,928	1%
Power Generation	105,757	92,089	15%	306,843	312,414	(2%)
General Industrial	150,098	142,337	5%	453,529	418,354	8%
Total Commercial	$357,727	$339,387	5%	$1,066,265	$1,034,696	3%

Total Curtiss-Wright	$595,393	$567,901	5%	$1,763,213	$1,659,145	6%

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. We believe that disclosing non-GAAP financial measures provides useful supplemental data that should not be considered in isolation, nor be considered a substitute for financial measures prepared in accordance with GAAP, and allows for greater transparency in the review of our financial and operational performance. Other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Beginning with the second quarter of 2018, coinciding with the initial reporting of the DRG acquisition, the Company elected to present its financials and guidance on an Adjusted, non-GAAP basis for operating income, operating margin, net earnings and diluted earnings per share to exclude first year purchase accounting costs associated with its acquisitions, specifically one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions that are included under GAAP. This press release refers to "Adjusted" amounts, which are Non-GAAP financial measures described below.

Management believes that this approach will provide improved transparency to the investment community in order to measure Curtiss-Wright’s core operating and financial performance, provide quarter-over-quarter comparisons excluding one-time items and show better comparisons among company peers. Additional details and tables reconciling the GAAP to non-GAAP financial measures are included within this release. All per share amounts are reported on a diluted basis.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Income and Diluted EPS

These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs.

Organic Revenue and Organic Operating Income

The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

Three Months Ended
September 30,
2018 vs. 2017
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	1%	(5%)	(2%)	(3%)	8%	50%	2%	2%
Acquisitions	0%	0%	0%	0%	15%	9%	3%	2%
Foreign Currency	(1%)	1%	(1%)	3%	0%	0%	0%	1%
Total	0%	(4%)	(3%)	0%	23%	59%	5%	5%

Nine Months Ended
September 30,
2018 vs. 2017
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	3%	11%	4%	41%	1%	14%	3%	21%
Acquisitions	0%	0%	0%	0%	10%	(4%)	2%	(1%)
Foreign Currency	2%	1%	1%	(1%)	0%	0%	1%	0%
Total	5%	12%	5%	40%	11%	10%	6%	20%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net cash provided by operating activities	$72,290	$101,375	$98,975	$162,307
Capital expenditures	(10,435)	(11,586)	(30,287)	(34,874)
Free cash flow	$61,855	$89,789	$68,688	$127,433
Pension payment	—	—	50,000	—
Adjusted free cash flow	$61,855	$89,789	$118,688	$127,433
Free Cash Flow Conversion	83%	140%	62%	87%

CURTISS-WRIGHT CORPORATION
2018 Guidance (1) (2)
As of October 30, 2018
($'s in millions, except per share data)

	Adjusted (Non- GAAP)	2018 Prior Reported Guidance (GAAP)					2018 Reported Guidance (GAAP)				2018 Current Adjusted Guidance (Non-GAAP)
	2017	Low	High	2018 Chg vs 2017 Reported	Change in Acquisition Valuation Estimates(3)	3Q Change in Operational Performance	Low	High	2018 Chg vs 2017 Adjusted	Adjustments (Non-GAAP)(3)	Low	High	2018 Chg vs 2017 Adjusted (3)
Sales:
Commercial/Industrial	$1,163	$1,213	$1,233		$-	$-	$1,213	$1,233		$-	$1,213	$1,233
Defense	555	575	585		-	(15)	560	570		-	560	570
Power	553	657	667		-	-	657	667		-	657	667
Total sales	$2,271	$2,445	$2,485	8 to 9%	$-	$(15)	$2,430	$2,470	7 to 9%	$-	$2,430	$2,470	7 to 9%

Operating income:
Commercial/Industrial	$168	$183	$188		$-	$(3)	$180	$185		$-	$180	$185
Defense	119	124	127		-	2	126	129		-	126	129
Power	81	85	87		6	3	94	97		8	102	105
Total segments	368	391	402		6	2	400	411		8	407	418
Corporate and other	(34)	(34)	(35)		-	(2)	(36)	(37)		-	(36)	(37)
Total operating income	$335	$357	$367	7 to 10%	$6	$-	$363	$373	8 to 12%	$8	$371	$382	11 to 14%

Interest expense	$(41)	$(35)	$(36)		$-	$-	$(35)	$(36)		$-	$(35)	$(36)
Other income, net	16	15	15		-	-	15	15		-	15	15
Earnings before income taxes	309	337	347		6	-	344	353		8	352	361
Provision for income taxes	(88)	(81)	(83)		(1)	3	(79)	(81)		(2)	(81)	(83)
Net earnings	$222	$256	$263		$5	$3	$265	$272		$6	$271	$278

Diluted earnings per share	$4.96	$5.75	$5.90	16 to 19%	$0.11	$0.10	$5.96	$6.11	20 to 23%	$0.14	$6.10	$6.25	23 to 26%
Diluted shares outstanding	44.8	44.6	44.6			(0.1)	44.5	44.5			44.5	44.5
Effective tax rate	28.3%	24.0%	24.0%			(1.0%)	23.0%	23.0%			23.0%	23.0%

Operating margins:
Commercial/Industrial	14.5%	15.1%	15.2%	60 to 70 bps	-	(30 bps)	14.8%	15.0%	30 to 50 bps	-	14.8%	15.0%	30 to 50 bps
Defense	21.4%	21.5%	21.7%	10 to 30 bps	-	+90 bps	22.4%	22.6%	100 to 120 bps	-	22.4%	22.6%	100 to 120 bps
Power	14.7%	12.9%	13.1%	(160 to 180 bps)	+90 bps	+40 bps	14.2%	14.4%	(30 to 50 bps)	+130 bps	15.5%	15.7%	80 to 100 bps
Total operating margin	14.7%	14.6%	14.8%	(10) to 10 bps	+20 bps	+10 bps	14.9%	15.1%	20 to 40 bps	+40 bps	15.3%	15.5%	60 to 80 bps

Note: Full year amounts may not add due to rounding

(1) Full-year 2017 and 2018 effective tax rate guidance includes the impacts of the Tax Cuts and Jobs Act.

(2) Reconciliations of 2017 Reported (GAAP) results to Adjusted (non-GAAP) results are furnished within this release.

(3) Adjustments include one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions. Adjusted operating income and diluted EPS guidance includes revised assumptions for first year acquisition-related purchase accounting costs following a $6 million true-up in DRG’s inventory step up valuation, which reduced the full-year, non-GAAP adjustment from $14 million ($0.25) to $8 million ($0.14), and shifted $6 million ($0.11) into core operating performance.

CURTISS-WRIGHT CORPORATION
2018 Sales Growth Guidance by End Market
As of October 30, 2018

	2018 % Change vs 2017	2018 % Change vs 2017

	(Prior)	(Current)
Defense Markets
Aerospace	11 - 13%	8 - 10%
Ground	0 - 2%	0 - 2%
Navy	20 - 22%	19 - 21%

Total Defense (Including Other Defense)	13 - 15%	12 - 14%

Commercial Markets
Commercial Aerospace	0 - 2%	0 - 2%
Power Generation	2 - 4%	2 - 4%
General Industrial	8 - 10%	8 - 10%
Total Commercial	3 - 5%	3 - 5%

Total Curtiss-Wright Sales	8 - 9%	7 - 9%

Note: Full year amounts may not add due to rounding

CURTISS-WRIGHT CORPORATION
2017 Reconciliation Reported (GAAP)(1) to Adjusted (Non-GAAP) (2)
($'s in millions, except per share data)

	Reported 1Q 2017	Adjustments (Non-GAAP)	Adjusted 1Q 2017	Reported 2Q 2017	Adjustments (Non-GAAP)	Adjusted 2Q 2017	Reported 3Q 2017	Reported 4Q 2017	Reported FY 2017	Adjustments (Non-GAAP)	Adjusted FY 2017
Sales:
Commercial/Industrial	$279	$-	$279	$292	$-	$292	$294	$298	$1,163	$-	$1,163
Defense	115	-	115	126	-	126	142	173	555	-	555
Power	130	-	130	150	-	150	132	141	553	-	553
Total sales	$524	-	$524	$568	-	$568	$568	$612	$2,271	-	$2,271

Operating income:
Commercial/Industrial	$31	$-	$31	$44	$-	$44	$47	$47	$168	$-	$168
Defense	11	5	16	21	5	26	34	44	109	10	119
Power	16	-	16	24	-	24	18	24	81	-	81
Total segments	57	5	62	89	5	94	98	115	359	10	368
Corporate and other	(10)	-	(10)	(9)	-	(9)	(6)	(9)	(34)	-	(34)
Total operating income	$48	$5	$52	$80	$5	$85	$92	$105	$325	$10	$335

Interest expense	$(10)	$-	$(10)	$(11)	$-	$(11)	$(10)	$(10)	$(41)	$-	$(41)
Other income, net	4	-	4	4	-	4	4	4	16	-	16
Earnings before income taxes	41	5	46	73	5	78	86	99	300	10	309
Provision for income taxes	(9)	(1)	(10)	(22)	(2)	(24)	(22)	(32)	(85)	(3)	(88)
Net earnings	$33	$4	$36	$51	$4	$54	$64	$68	$215	$7	$222

Diluted earnings per share	$0.73	$0.08	$0.81	$1.13	$0.08	$1.21	$1.43	$1.52	$4.80	$0.16	$4.96
Diluted shares outstanding	44.9		44.9	44.8		44.8	44.7	44.7	44.8		44.8
Effective tax rate	20.9%		20.9%	30.3%		30.3%	26.0%	31.8%	28.3%		28.3%

Operating margins:
Commercial/Industrial	11.0%		11.0%	15.0%		15.0%	15.9%	15.8%	14.5%		14.5%
Defense	9.7%	+395 bps	13.6%	16.7%	+410 bps	20.8%	23.7%	25.2%	19.7%	+170 bps	21.4%
Power	11.9%		11.9%	15.9%		15.9%	13.5%	17.0%	14.7%		14.7%
Total operating margin	9.1%	+90 bps	10.0%	14.0%	+100 bps	15.0%	16.3%	17.2%	14.3%	+40 bps	14.7%

Note: Full year amounts may not add due to rounding

(1) Reported 2017 results reflect the retrospective impact from the adoption of ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which results in reclassification of the non-service components of Pension expense from Operating Income to Other Income/Expense effective for fiscal years beginning after December 15, 2017. This accounting change lowers operating income by $14.6 million and lowers operating margin by 70 basis points for the full-year 2017 period. This change is neutral to earnings per share.

(2) Adjusted operating income, operating margin and diluted EPS exclude first year purchase accounting costs, specifically one-time inventory step-up, backlog amortization and transaction costs, associated with the acquisition of TTC in 2017 (Defense segment). First year purchase accounting costs in the third and fourth quarters of 2017 are not material.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,600 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

CONTACT:
Curtiss-Wright Corporation
Jim Ryan, 704-869-4621
Jim.Ryan@curtisswright.com